
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                      27,294,246
<SECURITIES>                                         0
<RECEIVABLES>                                  152,346<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              29,016,010<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                29,016,010<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,414,794<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,240,988
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,173,806
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,173,806
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,173,806
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $96,278 and receivable from
DWR of $56,068.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,569,418.
<F3>Liabilities include redemptions payable of $348,725, accrued brokerage commissions of $62,222, accrued management fees of $96,012, common administrative expenses payable of $49,388, accrued transaction fees and costs of $4,864 and accrued incentive fees of $193,948.
<F4>Total revenue includes realized trading revenue of $3,237,515, net change in unrealized of $252,984 and interest income of $924,295.

